UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2006

Allied Waste Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona		85260
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 627-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2006, we entered into a five-year participation agreement ("Participation Agreement") with CoreTrust Purchasing Group LLC ("CPG") designating CPG as exclusive agent for the purchase by the Company of certain goods and services. CPG is a "group purchasing organization" which, on behalf of its various participants in its group purchasing program, secures from vendors pricing terms for goods and services on a more favorable basis than participants could obtain for themselves on an individual basis. Goods and services included under this Participation Agreement include equipment, products, supplies and services available pursuant to vendor contracts between vendors and CPG. In connection with purchases by its participants (including us), CPG receives a commission from each vendor based on the amount of products and services purchased. Under the Participation Agreement we must purchase 80% of specified goods and services for certain of our office locations through CPG.

CPG will remit at least half of the commissions received from vendors in respect of purchases by us under the agreement to Blackstone GPO L.L.C. or one of its affiliates ("Blackstone") in consideration for Blackstone’s facilitating our participation in CPG and monitoring the services CPG provides to us. Blackstone Management Associates II, L.L.C. ("Blackstone"), which is a more than 5% beneficial owner of our stock and which has two designees on our board is an affiliate of Blackstone.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.

June 27, 2006	By:	Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer